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                            CONSENT OF BARRY KRANTZ



          I consent to the reference to me as a person to be appointed a Director of TAM RESTAURANTS, INC., under the caption "Management" in the Prospectus included in the Registration Statement on Form SB-2 of TAM RESTAURANTS, INC.



New York, New York
December 19, 1997


/s/ Barry Krantz
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Barry Krantz